Exhibit 99.1

PACCAR Inc
Public Affairs Department
P.O. Box 1518
Press Release	Bellevue, WA 98009

Contact: Ken Hastings
(425) 468-7530

FOR IMMEDIATE RELEASE

PACCAR Investor Conference

May 16, 2018, Bellevue, Washington – PACCAR will hold meetings with financial analysts and institutional shareholders commencing at 8:00 a.m. Central European time on May 23, 2018, and concluding at 2:30 p.m. Central European time on May 24, in Eindhoven, Netherlands. Real-time Webcasts of these events will be available at www.paccar.com at 8:00 a.m. Central European time on May 23, 2018, and 12:45 p.m. Central European time on May 24, 2018. Webcast replays will be available following the presentations at the same link until June 6, 2018.

PACCAR is a global technology leader in the design, manufacture and customer support of high-quality light-, medium- and heavy-duty trucks under the Kenworth, Peterbilt and DAF nameplates. PACCAR also designs and manufactures advanced diesel engines, provides financial services and information technology, and distributes truck parts related to its principal business.

PACCAR shares are traded on the Nasdaq Global Select market, symbol PCAR, and its homepage is www.paccar.com.

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